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                                                                      EXHIBIT 21

                                  SUBSIDIARIES

SUBSIDIARIES (1)                                                                SUBSIDIARY JURISDICTION
----------------                                                                -----------------------
Autocom SARL                                                                    France
Axess Communication Sp. z o. o.                                                 Poland
Brightpoint (France) SARL                                                       France
Brightpoint (Ireland) Limited                                                   Ireland
Brightpoint (South Africa) (Proprietary) Limited                                South Africa
Brightpoint Activation Services LLC                                             Indiana
Brightpoint Asia Limited                                                        British Virgin Islands
Brightpoint Australasia Pty. Limited                                            Australia
Brightpoint Australia Pty Ltd                                                   Australia
Brightpoint B.V.                                                                Netherlands
Brightpoint de Colombia, Inc.                                                   Indiana
Brightpoint de Mexico, S.A. de C.V.                                             Mexico
Brightpoint de Venezuela, C.A.                                                  Venezuela
Brightpoint do Brasil Ltda.                                                     Brazil
Brightpoint EMA B.V.                                                            Netherlands
Brightpoint EMA Limited                                                         United Kingdom
Brightpoint Germany GmbH                                                        Germany
Brightpoint GmbH                                                                Germany
Brightpoint Holdings B.V.                                                       Netherlands
Brightpoint India Private Limited                                               India
Brightpoint International (Asia Pacific) Pte. Ltd.                              Singapore
Brightpoint International Holdings B.V.                                         Netherlands
Brightpoint International Ltd.                                                  Delaware
Brightpoint Latin America, Inc.                                                 Indiana
Brightpoint Netherlands Holdings B.V.                                           Netherlands
Brightpoint New Zealand Limited                                                 New Zealand
Brightpoint North America L.P.                                                  Delaware
Brightpoint North America, Inc.                                                 Indiana
Brightpoint Norway                                                              Norway
Brightpoint Philippines, Inc.                                                   Philippines
Brightpoint Solutions de Mexico, S.A. de C.V.                                   Mexico
Brightpoint Sweden AB                                                           Sweden
Brightpoint Taiwan Limited                                                      British Virgin Islands
Brightpoint Taiwan                                                              Taiwan
Brightpoint Zimbabwe (Private) Limited                                          Zimbabwe
Ericsson Alliance Proprietary Limited                                           South Africa
Eurocom Systems, S.A.                                                           France
Mega-Hertz SARL                                                                 France
Winning Land Company Limited                                                    British Virgin Islands
Wireless Fulfillment Services Holdings, Inc.                                    Delaware
Wireless Fulfillment Services LLC                                               California

(1) Each of the named subsidiaries is not necessarily a "significant subsidiary" as defined in Rule 1-02 (w) of Regulation S-X, and Brightpoint has several additional subsidiaries not named above. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary" at the end of the year covered by this report.